UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 31, 2010

(Date of earliest event reported: March 26, 2010)

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Seaport Boulevard, Suite 500

Redwood City, California 94063

(Address of principal executive offices) (Zip Code)

(650) 474-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 below is incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2010, the executive officers of Threshold Pharmaceuticals, Inc. (the “Company”) were awarded cash bonuses for services rendered to the Company during the fiscal year ended December 31, 2009 in the following amounts: Harold E. Selick, the Company’s Chief Executive Officer—$90,000 (acted on and approved solely by the independent members of the Board), John G. Curd, the Company’s President and Chief Medical Officer—$50,000, Mark D. Matteucci, the Company’s Senior Vice President, Discovery Research—$30,000, Stewart M. Kroll, the Company’s Vice President, Biostatistics and Clinical Operations—$40,000, and Joel A. Fernandes, the Company’s Senior Director, Finance and Controller—$15,000, which bonuses were approved by the Company’s board of directors (the “Board”) upon recommendation of the compensation committee of the Board (the “Compensation Committee”).

In addition, on March 26, 2010, the base salaries of Dr. Curd and Messrs. Kroll and Fernandes’ were increased, effective January 1, 2010, to $360,000, $262,600 and $218,000, respectively, which salary increases were approved by the Board upon recommendation of the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THRESHOLD PHARMACEUTICALS, INC.

By:	/s/ JOEL A. FERNANDES
Joel A. Fernandes
Senior Director, Finance and Controller
(Principal Accounting and Financial Officer)

Date: March 31, 2010